Exhibit 5.1
Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
May 8, 2015
MaxLinear, Inc.
5966 La Place Court, Suite 100
Carlsbad, California 92008
Re: Registration Statement Form S‑8
Ladies and Gentlemen:
We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by you with the Securities and Exchange Commission on or about May 8, 2015, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) 13,341 shares of your Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”) that are to be issued pursuant to stock options outstanding under the RF Magic, Inc. 2000 Incentive Stock Plan (the “RF Plan”), as assumed by you, (ii) 52,714 shares of your Class A Common Stock that are to be issued pursuant to stock options outstanding under the Entropic Communications, Inc. 2001 Stock Option Plan (the “2001 SOP”), as assumed by you, (iii) 2,975,855 shares of your Class A Common Stock to be issued pursuant to equity awards outstanding under the Entropic Communications, Inc. 2007 Equity Incentive Plan (the “2007 EIP”), as assumed by you, (iv) 32,624 shares of your Class A Common Stock to be issued pursuant to stock options outstanding under the Entropic Communications, Inc. 2007 Non-Employee Directors’ Stock Option Plan (the “2007 NEDSOP”), as assumed by you, and (v) 102,362 shares of your Class A Common Stock to be issued pursuant to equity awards outstanding under the Entropic Communications, Inc. 2012 Inducement Award Plan (the “2012 IAP” and together with the RF Plan, the 2001 SOP, the 2007 EIP and the 2007 NEDSOP, the “Plans”), as assumed by you (the shares of Class A Common Stock in subclauses (i) through (v) are hereinafter collectively referred to as the “Shares”). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the issuance and sale of the Shares to be issued under the Plans and pursuant to the agreements related thereto.
It is our opinion that the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements which accompany the Plans, will be legally and validly issued, fully paid and nonassessable.
We hereby consent to use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,
WILSON SONSINI GOODRICH & ROSATI, P.C.
/s/ Wilson Sonsini Goodrich & Rosati, P.C.